UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2011

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Great Lakes Dredge & Dock Corporation (the “Company”) is filing this Current Report on Form 8-K/A (the “Amended 8-K”) to update information disclosed in a Current Report on Form 8-K filed on May 9, 2011 relating to the Company’s 2011 Annual Meeting of Shareholders. The sole purpose of this Amended 8-K is to disclose the Company’s decision regarding how frequently it will perform future non-binding, advisory votes on executive compensation.

As previously reported, at the Company’s 2011 Annual Meeting of Shareholders a majority of the shares cast voted, on an advisory basis, to hold future advisory votes on executive compensation on an annual basis. After consideration of the stockholder voting results, the Company’s Board of Directors has determined that the Company will hold an advisory vote on executive compensation each year until the next required shareholder advisory vote on frequency of executive compensation occurs or until the Board of Directors otherwise determines that a different frequency for advisory votes on executive compensation is in the best interests of shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Bruce J. Biemeck
Date: September 30, 2011	Bruce J. Biemeck
President and Chief Financial Officer

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